EXHIBIT A

                            INDEX SERIES OF THE FUND

INDEX SERIES                                                             EFFECTIVE DATE
------------                                                             --------------
First Trust Dow Jones MicroCap Index(SM) Fund                            September 24, 2005
First Trust Value Line(R) Arithmetic Index Fund
First Trust Morningstar(R) Dividend Leaders(SM) Index Fund               March 15, 2006
First Trust NASDAQ-100 Equal Weighted Index(SM) Fund                     April 25, 2006
First Trust NASDAQ-100-Technology Sector Index(SM) Fund                  April 25, 2006
First Trust Ibbotson Core U.S. Equity Allocation Index Fund
First Trust IPOX-100 Index Fund                                          April 13, 2006
First Trust AMEX(R) Biotechnology Index Fund                             June 23, 2006
First Trust DB Strategic Value Index Fund                                July 6, 2006
First Trust Dow Jones Internet Index(SM) Fund                            June 23, 2006
First Trust NASDAQ-100 Ex-Technology Sector Index(SM) Fund               February 14, 2007
First Trust NASDAQ(R) Clean Edge(R) U.S. Liquid Series Index Fund        February 14, 2007
First Trust Value Line(R) Equity Allocation Index Fund                   October 13, 2006
First Trust Value Line(R) Dividend Index Fund                            October 13, 2006
First Trust S&P REIT Index Fund
First Trust ISE-Revere Natural Gas Index Fund
First Trust ISE Water Index Fund
First Trust ISE Chindia Index Fund
First Trust Value Line(R) 100 Exchange-Traded Fund                       March 21, 2007
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